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                      STOCKHOLDER NON-COMPETITION AGREEMENT
                     -------------------------------------



          THIS STOCKHOLDER NON-COMPETITION AGREEMENT (the "Agreement") is entered into as of December 23, 1996, effective as of November 1, 1996, by and among SOUTH TEXAS SPINAL CLINIC, P.A., a (the "Medical Group"), the individual identified on the signature page hereof (the "Stockholder"), and BONE, MUSCLE AND JOINT, INC., a Delaware corporation ("BMJ"), with reference to the following facts:


          A. The Medical Group is engaged in the business of providing orthopedic medical and surgical services and related medical and ancillary services (the "Medical Services") to the general public.

          B. The Stockholder is a partner in or employee of the Medical Group.

          C. The Medical Group and BMJ have entered into a Management Services Agreement dated as of the date hereof (the "Management Services Agreement"), under which the Medical Group has agreed to cause the Stockholder (among others) to execute this Agreement.

          D. The Stockholder is acquiring stock in BMJ in connection with the execution of the Management Services Agreement, pursuant to a Restricted Stock Agreement entered into by and between the Stockholder and BMJ, dated as of the date hereof (the "Restricted Stock Agreement").

          NOW, THEREFORE, in consideration of and as an inducement to BMJ's entering into the Management Services Agreement, the Restricted Stock Agreement, and the other agreements related thereto, and in consideration of the Stockholder's status as a partner in or employee of the Medical Group, the Stockholder hereby agrees with the Medical Group as follows:

          1. Definition.
             ----------

          For all purposes of this Agreement, "Competitive Business" shall mean any business that provides (i) orthopedic medical and surgical services and related medical and ancillary services to the general public, or (ii) administrative, billing, collection, financial, marketing, information technology and operational services to professional medical groups relating to such groups' provision of the professional medical and related services described in clause (i), or any other services provided by BMJ; provided, however, that "Competitive Business" shall


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exclude a Stockholder's full-time employment on the medical school faculty at the University of Texas Health Science Center at San Antonio.


          2. Agreement Not to Compete or Interfere with Business.
             ---------------------------------------------------

             (a) The Stockholder acknowledges that (i) he or she is receiving benefits from the purchase of securities from BMJ pursuant to the Restricted Stock Agreement, (ii) the Medical Group and its affiliates conduct their business primarily in San Antonio, Texas, and (iii) due to the highly competitive nature of the Medical Group's and BMJ's businesses, the value and goodwill of the Medical Group's and BMJ's businesses would be substantially impaired if the Stockholder engaged in a Competitive Business. Accordingly, the Stockholder hereby agrees that, during the period commencing on the date hereof and ending two years after the earliest of (i) the expiration of the Management Services Agreement, (ii) the termination of the Management Services Agreement by BMJ pursuant to Section 13.2 thereof, or (iii) the effective date of the Stockholder's resignation or termination of his or her association or employment with the Medical Group, he or she will not:

                    (A) engage, directly or indirectly, in any Competitive Business at any location within twenty-five (25) miles of any Medical Group office in which he or she produced more than fifty percent (50%) of his or her gross revenue during any calendar year during the term of this Agreement (the "Restricted Territory"), whether such engagement shall be as an employee, officer, director, owner, partner, advisor, consultant, stockholder or other participant in any Competitive Business (or in any similar capacity in which the Stockholder derives an economic benefit from a Competitive Business);

                    (B) assist others in engaging in any Competitive Business within the Restricted Territory in the manner described in the foregoing clause (A);

                    (C) solicit, entice or induce any employee of (or partner in) the Medical Group, BMJ, any affiliate of the Medical Group, or any subsidiary of BMJ to terminate his or her employment (or partnership status) or engage in any Competitive Business within the Restricted Territory;

                    (D) solicit, entice or induce any vendor, customer or distributor of the Medical Group, BMJ, any affiliate of the Medical Group, or any subsidiary of BMJ to terminate or materially diminish its relationship with the Medical Group, BMJ, any affiliate of the Medical Group, or any subsidiary of BMJ; or


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                    (E) otherwise knowingly damage, disparage or interfere with the Medical Group, BMJ, any affiliate of the Medical Group, or any subsidiary of BMJ;

provided, however, that nothing contained in this Agreement shall prohibit the

Stockholder from owning in the aggregate less than one percent (1.0%) of a class of publicly-traded securities issued by any Competitive Business.

             (b) The Medical Group acknowledges and agrees that the Stockholder shall have no further obligation pursuant to this Agreement in the event that
(i) the Medical Group terminates the Management Services Agreement pursuant to
Section 13.1 thereof, (ii) either party to the Management Agreement terminates such agreement pursuant to Section 13.3 thereof, or (iii) the Stockholder's association or employment with the Medical Group is terminated without cause (if permitted by the General Partnership Agreement of the Medical Group) by the Medical Group and such termination is approved by BMJ.

          3. Confidentiality.
             ---------------

             (a) The Stockholder acknowledges and agrees that certain information he or she has received or will receive from the Medical Group and its affiliates or from BMJ constitutes the confidential and proprietary trade secrets of the Medical Group or of BMJ and that the Stockholder's non-disclosure thereof is essential to this Agreement and a condition to the Stockholder's use and possession thereof. The Stockholder shall retain in strict confidence any and all such confidential information received from the Medical Group ("Medical Group Confidential Information") or from BMJ ("BMJ Confidential Information") (collectively, "Confidential Information") and under no circumstances shall the Stockholder distributor in any way disseminate Confidential Information, directly or indirectly, to any third party or use Confidential Information for the Stockholder's personal benefit without the prior written consent of the Medical Group (in the case of Medical Group Confidential Information) or without the prior written consent of BMJ (in the case of BMJ Confidential Information).

             (b) Notwithstanding the above, the Stockholder shall have no liability to the Medical Group or its affiliates or to BMJ with respect to Confidential Information which:

                    (i) was generally known and available in the public domain at the time it was disclosed or becomes generally known and available in the public domain through no fault of the Stockholder;

                    (ii) is disclosed with the prior written consent of the Medical Group or its affiliate or BMJ;



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                    (iii) becomes known to the Stockholder from a source other than the Medical Group or its affiliates without breach of this Agreement by the Stockholder and otherwise not in violation of the Medical Group's or its affiliates' rights; or

                    (iv) is disclosed pursuant to the order or requirement of a court, administrative agency, or other governmental body; provided,

     however, that the Stockholder shall provide prompt, advance notice thereof to enable the Medical Group or its affiliate to seek a protective order or otherwise prevent such disclosure.

             (c) The Stockholder agrees to indemnify the Medical Group or its affiliates for any damages the same may suffer as a result of the Stockholder's or his or her agents' failure to abide by the provisions of this Section 3.

             (d) The rights and obligations of the parties under this Section 3 shall survive for five (5) years following the expiration or termination of this Agreement.

          4. Acknowledgment.
             --------------

             The Stockholder acknowledges that the provisions of this Agreement are not designed to prevent the Stockholder from earning a living or fostering his or her own career. The provisions of this Agreement are designed to prevent any third party from gaining unfair advantage from the Stockholder's knowledge of confidential and proprietary information relating to the Medical Group or BMJ or otherwise damaging or interfering with the business of the Medical Group or BMJ or from his or her participation in any Competitive Business. The Stockholder further acknowledges receiving sufficient consideration under the Restricted Stock Agreement to compensate him or her for any losses he or she may suffer or incur as a result of losing any employment or other professional opportunity as a result of entering into and performing any obligations under this Agreement.

             5. Survival; Remedies.
                -------------------

             The Stockholder's covenants under this Agreement shall survive termination of Stockholder's partnership status or employment with the Medical Group. The Stockholder acknowledges that a remedy at law for any breach or threatened breach of the provisions of this Agreement would be inadequate and therefore agrees that either the Medical Group or BMJ shall be entitled to injunctive relief; provided, however, that nothing contained herein shall be construed as prohibiting the Medical Group or BMJ from pursuing any other remedies available for any such breach or threatened breach.


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          6. Benefits of Agreement.
             ---------------------

             This Agreement and the rights and obligations of the parties hereto shall bind and inure to the benefit of any successor or successors of either the Medical Group or BMJ by reorganization, merger or consolidation or otherwise and any assignee of all or substantially all of the business and properties of the Medical Group or BMJ.

          7. Severability.
             ------------


             It is the desire and intent of the parties hereto that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated to be invalid or unenforceable, such provision shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of such provision in the particular jurisdiction in which such adjudication is made. In addition, if any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it shall then appear.

          8. Notices.
             -------

          All notices or other communications required or permitted hereunder shall be in writing and sufficient if (a) delivered personally, (b) sent by nationally-recognized overnight courier, (c) sent by certified mail, postage prepaid, return receipt requested, or (d) sent by facsimile if also sent by nationally-recognized overnight courier for next day delivery, addressed as follows:

          If to the Medical Group, to:

               South Texas Spinal Clinic, P.A.
               7614 Louis Pasteur, Suite 300
               San Antonio, Texas  78229
               Attention:  Steve Ensinger

           with a copy to:

               Law Offices of Peter Wolverton
               Nations Bank Plaza
               300 Convent, Suite 1450
               San Antonio, Texas  78285
               Attention:  Peter Wolverton, Esq.



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           If to the Stockholder, to:

               c/o South Texas Spinal Clinic, P.A.
               7614 Louis Pasteur, Suite 300
               San Antonio, Texas  78229

           If to BMJ, to:

               Bone, Muscle and Joint, Inc.

               4800 North Federal Highway, Suite 104D
               Boca Raton, Florida  33431
               Attention:  Naresh Nagpal, M.D., President

            with a copy to:

               O'Sullivan Graev & Karabell, LLP
               30 Rockefeller Plaza
               New York, New York  10112
               Attention:  Jeffrey S. Held, Esq.

or, in each case, to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. Any such communication shall be deemed to have been given (a) when delivered, if personally delivered, (b) on the business day after dispatch, if sent by nationally-recognized overnight courier and (c) on the third business day after dispatch, if sent by mail.

          9. Entire Agreement; Amendments; Prior Agreements.
             ----------------------------------------------

          The foregoing is the entire agreement of the parties with respect to the subject matter hereof and may not be amended, supplemented, canceled or discharged except by a written instrument executed by both parties hereto. This Agreement supersedes any and all prior agreements between the parties hereto with respect to the matters covered hereby.

          10. Governing Law.
              -------------

          This Agreement shall be governed by and construed in accordance with the laws of the State of Texas without regard to the laws and principles thereof or of any other jurisdiction which would direct the application of the laws of another jurisdiction.

          11. Attorneys' Fees.
              ---------------

          In the event of any dispute or controversy arising out of or relating to this Agreement, the prevailing party shall be entitled to recover from the other party all costs and expenses, including attorneys' fees and accountants' fees, incurred in connection with such dispute or controversy.


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          12. Headings.
              --------

          The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this

Agreement.

          IN WITNESS WHEREOF, this Agreement has been executed and delivered the date first above written.

                                        SOUTH TEXAS SPINAL CLINIC, P.A.


                                        /s/ Gilbert R. Meadows, M.D.
                                        Name:  Gilbert R. Meadows, M.D.
                                        Title: President

                                        STOCKHOLDER


                                        ------------------------
                                        Signature


                                        -------------------------
                                        Printed Name


                                        BONE, MUSCLE AND JOINT, INC.

                                        By: /s/ Naresh Nagpal, M.D.
                                              Naresh Nagpal, M.D.,
                                              President and Chief
                                              Executive Officer


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